UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland	20814-6522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

At the annual meeting of stockholders of Saul Centers, Inc. (the “Company”) held on April 25, 2008, the stockholders of the Company approved amendments to the Company’s 2004 Stock Plan. The amendments approved by stockholders are as follows:

•

Increasing the number of shares of Common Stock that are issuable under the Plan pursuant to stock options to 1,000,000 from 500,000 and the number of shares of Common Stock that may be issued under the Plan pursuant to stock awards to 200,000 from 100,000;

•	Reducing the maximum number of options which may be granted during a single calendar year to a participant to 100,000 shares from 500,000 shares; and

•	Extending the termination date of the Plan from 2014 to 2018.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the unanimous recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, at a meeting held on April 25, 2008, the Board of Directors appointed Mark Sullivan III a director of the Company effective April 26, 2008. Mr. Sullivan will stand for re-election at the Company’s 2009 annual meeting of stockholders.

Mr. Sullivan served as U.S. Executive Director of the European Bank for Reconstruction and Development from 2002 until April 2008. Previously, he practiced as an attorney representing financial service providers from 2000 to 2002. He served as president from 1996 to 1999 of the Small Business Funding Corporation. Prior to that, he was an attorney advising senior management of financial institutions on legal and policy matters from 1989 to 1996. Mr. Sullivan served on the Company’s Board of Directors from 1997 to 2002.

The Board of Directors has determined that Mr. Sullivan is an “independent director” as defined in the New York Stock Exchange listing standards and the Company’s First Amended and Restated Articles of Incorporation, as amended.

Item	9.01. Financial Statements and Exhibits

Exhibit No.	Description
10. (a)	Amendment to The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex A to the Proxy Statement of the Company for its 2008 Annual Meeting of Stockholders, is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President and Chief Financial Officer

Dated: April 29, 2008